Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES 2016 ANNUAL RESULTS, 1-FOR-8 REVERSE STOCK SPLIT AND TRANSITION TO QUARTERLY COMMON STOCK DIVIDEND PAYMENTS

Reconciliation of non-GAAP financial measures, including FFO, Adjusted FFO, Property NOI, EBITDA and Adjusted EBITDA
are included in the accompanying financial tables.

• Fourth Quarter 2016 Pro Forma AFFO Per Share run rate of $0.21 on an Annualized Basis, in line with management's guidance of $0.21 and the company's common stock dividend.
• Completed the acquisition of twenty-three grocery-anchored shopping centers in 2016 for a total aggregate purchase price of $186 million.
• Leasing spread of 3.9% on renewals-the 16th consecutive quarter of positive rent spreads.
• GAAP and cash Same-store NOI growth for the year ended December 31, 2016 of 3.7% and 2.8%, respectively.
• Board of Directors has approved a reverse stock split of the company's outstanding shares of common stock at a ratio of 1-for-8. Management expects the reverse split to take effect on March 31, 2017 at 5:00PM EDT, and begin trading on a split-adjusted basis on the Nasdaq Capital Market at the market open on April 3, 2017.
• Effective April 1, 2017 WHLR amended its dividend payment schedule such that future common stock dividends will be paid quarterly commencing in July 2017 to shareholders of record on June 30, 2017. Giving effect to the reverse stock split, the distribution rate will be multiplied by 8, or $0.42 per share on a quarterly basis.
• Management will announce Full-Year 2017 and First Quarter 2017 Core FFO and AFFO per share guidance on the February 28, 2017 earnings call.

Virginia Beach, VA –February 27, 2017 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) today reported operating and financial results for its year ended December 31, 2016.

2016 Fourth Quarter Highlights (all comparisons to the same prior year period unless otherwise noted)

•	Total revenue from continuing operations increased 30.3% or $2.8 million.

•	Property Net Operating Income (“NOI”) from continuing operations increased by 31.6% or $2.0 million.

•
Adjusted Funds from Operations ("AFFO") of $0.02 per share of the Company's common stock, $0.01 par value per share ("Common Stock") and common unit ("Operating Partnership Unit" or "OP Unit") in our operating partnership, Wheeler REIT, L.P. (the "Operating Partnership").

•	Average rental rate increase on renewals signed during the quarter was 3.92%.

•	Occupancy rate of 94.0% at December 31, 2016, compared to 94.2% at December 31, 2015.

•
For the three month period, the Company declared monthly cash dividends of approximately $0.0175 per share. On an annualized basis, this amounted to a dividend of $0.21 per Common Stock share and OP Unit, or a 12.4% dividend yield based on the December 30, 2016 closing price of $1.70 per share.

•	During the three months ended December 31, 2016, $14.4 million of net proceeds were raised in the Series D Cumulative Convertible Preferred Stock ("Series D Preferred Stock") offering.

•	Completed the acquisition of nine properties totaling $115 million.

•	Added 12th state, Pennsylvania, to the portfolio.

2016 Year-to-Date Highlights (all comparisons to prior year unless otherwise noted)

•	Total revenue from continuing operations increased by 59.9% or $16.5 million for the year ended December 31, 2016.

•	NOI from continuing operations increased by 64.9% to approximately $30.2 million for the year ended December 31, 2016.

•	During the year, the Company completed the acquisition of an additional 1,760,850 square feet of gross leasable area.

•	AFFO of $0.12 per Common Stock share and OP Unit.

•
As of December 31, 2016, Wheeler’s property portfolio included 64 operating properties with a gross leasable area of 4,906,511 square feet, 8 undeveloped properties totaling approximately 71 acres of land, one redevelopment property and its corporate office building. As of December 31, 2015, the Company owned 42 properties with a gross leasable area of 3,151,358 square feet, 9 undeveloped properties totaling approximately 81 acres of land, one redevelopment property and its corporate office building.

•	Average rental rate increase on renewals signed during the year was 4.9%.

•
Increased credit facility with KeyBank National Association to $75 million. The facility includes a provision that allows for expansion of the facility under certain conditions to a maximum of $100 million through syndication with other lenders.

•	Other income increased 116.9% to $2.1 million for the year ended December 31, 2016 as a result of development fees and leasing commissions on non-REIT properties.

Jon S. Wheeler, Chairman and Chief Executive Officer, commented, “2016 was an exceptional year for us on multiple fronts. We acquired twenty-three grocery-anchored properties for an aggregate purchase price of $186 million representing a weighted average cap rate of 8.3%. We expanded the portfolio geographically and added 1.76 million square feet of gross leasable area, now owning 74 properties and 4.6 million square feet in 12 states.

"Most importantly, we executed on our 2016 goal of achieving a run-rate of $0.21 per share in AFFO, in line with our Common Stock dividend. Management’s efforts to reduce general and administrative costs, increase value at the property level and acquire accretive acquisitions resulted in coverage of the dividend with pro forma 4Q16 AFFO for the first time in the Company’s history. We feel poised for continued success in 2017 and look forward to sharing more information about our outlook and guidance for the year on the call tomorrow morning."

2016 Fourth Quarter Financial Review

•
For the fourth quarter of 2016, total revenue from continuing operations increased by approximately 30.3% to $12.0 million, compared with total revenue from continuing operations of $9.2 million for the same prior year period.

•
Net loss attributable to Wheeler Common Stock shareholders for the three months ended December 31, 2016 was $6.2 million, or $0.09 per basic and diluted share, compared to a net loss of $2.7 million or $0.04 per basic and diluted share, during the same 2015 period. The increase in net loss for the three months ended December 31, 2016 was primarily due to a $1.9 million increase in preferred stock dividends, a $1.0 million increase in interest expense, and the $2.1 million gain on disposal of properties that occurred in 2015. These amounts were partially offset by the incremental NOI derived from 2016 retail property acquisitions.

•
Wheeler reported Funds From Operations (FFO) available to Common Stock shareholders and holders of OP Units for the three months ended December 31, 2016 of $(1.0) million, or $(0.01) per share of Common Stock and OP Unit, compared to $0.5 million, or $0.01 per share of Common Stock and OP Unit for the prior year period.

•
AFFO for the three months ended December 31, 2016 was $1.5 million, or $0.02 per share of Common Stock and OP Unit, compared to $1.9 million, or $0.03 per Common Stock share and OP Unit for the same period of the prior year.

•	NOI from continuing operations increased by 31.6% to $8.2 million for the three months ended December 31, 2016, as compared to NOI from continuing operations of $6.2 million for the prior year period.

•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) was $6.4 million for the three months ended December 31, 2016, as compared to $4.7 million of Adjusted EBITDA for the three months ended December 31, 2015.

•
During the three months ended December 31, 2016, the Company recorded $363 thousand in interest income on the notes receivable and $64 thousand in development fees, net, attributable to Sea Turtle Marketplace ("Sea Turtle Development").

2016 Year-to-Date Financial Review

•
For the year ended December 31, 2016, total revenue from continuing operations increased by approximately 59.9% to $44.2 million, compared with total revenue from continuing operations of $27.6 million for the same prior year period.

•
NOI from continuing operations increased by 64.9% to $30.2 million for the year ended December 31, 2016, as compared to NOI from continuing operations of $18.3 million for the year ended December 31, 2015.

•
Net loss attributable to Wheeler Common Stock shareholders for the year ended December 31, 2016 was $15.9 million, or $0.24 per basic and diluted share, compared to a net loss of $103.8 million, or $2.67 per basic and diluted share, for the year ended December 31, 2015. The decrease in net loss for the year ended December 31, 2016 was primarily due to the reduction of preferred stock dividends, the one-time $72.6 million deemed dividend related to beneficial conversion feature of preferred stock that occurred in the third quarter 2015, and the incremental NOI derived from the property acquisitions occurring subsequent to December 31, 2015. These amounts were partially offset by additional depreciation, amortization and interest expense.

•
Wheeler reported FFO available to Common Stock shareholders and holders of OP Units for the year ended December 31, 2016 of $3.4 million, or $0.05 per share of Common Stock and OP Unit, compared to $(8.1) million, or $(0.19) per share of Common Stock and OP Unit for the year ended December 31, 2015.

•
AFFO for the year ended December 31, 2016 was $8.7 million, or $0.12 per share of Common Stock and OP Unit, compared to $0.8 million, or $0.02 per share of Common Stock and OP Unit for the year ended December 31, 2015.

•	Adjusted EBITDA was $24.5 million for the year ended December 31, 2016, as compared to $14.3 million of Adjusted EBITDA for the year ended December 31, 2015.

•
During the year ended December 31, 2016, the Company recorded $657 thousand in interest income on the notes receivable, $234 thousand in development fees, and $184 thousand in commissions, net, on Sea Turtle Development.

Acquisition Activity

•
On April 12, 2016, the Company completed its acquisition of 14 retail shopping centers located in Georgia and South Carolina (collectively the “A-C Portfolio”) for an aggregate purchase price of $71.00 million, paid through a combination of cash, debt and the issuance of 888,889 OP Units in the Operating Partnership. Collectively, the A-C Portfolio properties total 605,358 square feet in leaseable space, and were 92% leased as of the acquisition date by 77 primarily retail tenants. Each property is anchored by either a Bi-Lo, Harris Teeter or Piggly Wiggly grocery store.

•
On November 10, 2016, we completed our acquisition of Berkley Shopping Center, a 47,945 square foot shopping center located in Norfolk, Virginia ("Berkley") from a related party for a contract price of $4.18 million. Berkley was 100% leased as of the acquisition date and is anchored by a Farm Fresh grocery store. We acquired Berkley from a related party through a combination of cash and the issuance of 221,476 OP Units in the Operating Partnership.

•
On November 10, 2016, we completed our acquisition of Sangaree Plaza and Tri-County Plaza, a 66,948 and 67,577 square foot shopping centers, respectively located in Summerville, South Carolina and Royston, Georgia (collectively "Sangaree/Tri-County"), from a related party for a total contract price of $10.77 million. Sangaree/Tri-County was 95.2% leased as of the acquisition date and are anchored by Bi-Lo grocery store. We acquired Sangaree/Tri-County from a related party through a combination of cash and the issuance of 122,250 OP Units in the Operating Partnership.

•
On November 15, 2016, the Company completed its acquisition of Riverbridge Shopping Center ("Riverbridge"), a 91,188 square foot shopping center located in Carollton, Georgia for a contract price of $7.00 million. Riverbridge was 98.5% leased as of the acquisition date and is anchored by Ingles. The Company acquired Riverbridge through a combination of cash and debt.

•
On December 7, 2016, the Company completed the acquisition of Laburnum Square, a 109,405 square foot shopping center located in Richmond, Virginia ("Laburnum") for a contract price of $10.50 million, paid through a combination of cash and debt. Laburnum was 96.9% leased as of the acquisition date and is anchored by Kroger.

•
On December 12, 2016, the Company completed the acquisition of Franklin Village, a 151,673 square foot shopping center located in Kittanning, Pennsylvania ("Franklin") for a contract price of $13.10 million, paid through a combination of cash and debt. Franklin was 98.0% leased as of the acquisition date and is anchored by Shop ‘n Save.

•
On December 16, 2016, the Company completed the acquisition of Village at Martinsville, a 297,950 square foot shopping center located in Martinsville, Virginia ("Martinsville") for a contract price of $23.53 million, paid through a combination of cash and debt. Martinsville was 97.0% leased as of the acquisition date and is anchored by Kroger.

•
On December 20, 2016, the Company completed the acquisition of New Market Crossing, a 116,976 square foot shopping center located in Mt. Airy, North Carolina ("New Market") for a contract price of $9.00 million, paid through a combination of cash and debt. New Market was 93% leased as of the acquisition date and is anchored by Lowes Food Store.

•
On December 21, 2016, the Company completed the acquisition of Rivergate Shopping Center, a 205,810 square foot shopping center located in Macon, Georgia ("Rivergate") for a contract price of $37.25 million, paid through a combination of cash and debt. Rivergate was 96.0% leased as of the acquisition date and is anchored by Publix.

Leasing Review

•
For the three months ended December 31, 2016, the Company executed twenty-nine renewals totaling 137,572 square feet at a weighted-average increase of $0.38 per square foot, representing an increase of 3.92% over prior rates.

•
For the year ended December 31, 2016, the Company executed sixty-nine renewals totaling 286,263 square feet at a weighted-average increase of $0.52 per square foot, representing an increase of 4.90% over prior rates.

•	For the three months ended December 31, 2016, Wheeler signed nine new leases totaling approximately 56,914 square feet with a weighted-average rate of $8.53 per square foot.

•	For the year ended December 31, 2016, Wheeler signed forty-seven new leases totaling approximately 148,328 square feet with a weighted-average rate of $12.00 per square foot.

•
Approximately 7.17% of Wheeler’s gross leasable area is subject to leases that expire during the year ending December 31, 2016. Based on recent market trends, the Company believes that tenants will renew these leases at amounts and terms comparable to existing lease agreements.

•
Same-store NOI year-over-over growth for the three months ended December 31, 2016, was (4.1%) on a GAAP basis and (5.2%) on a cash basis. The same-store pool comprises the 1.7 million square feet that the Company owned as of January 1, 2015. Same-store results were driven by a 25 basis point increase in rental income, 33.6% decrease in tenant reimbursements and other income, offset by an 18.8% decrease in property operating expenses.

•
Same-store NOI year-over-over growth for the year ended December 31, 2016, was 3.7% on a GAAP basis and 2.8% on a cash basis. Same-store results were driven by a 2.3% increase in rental income, a 5.3% decrease in property operating expenses, and offset by a 3.8% decrease in tenant reimbursements and other revenue.

Balance Sheet Summary

•	The Company’s cash and cash equivalents decreased to $4.9 million at December 31, 2016, compared to $10.5 million at December 31, 2015.

•	Wheeler’s net investment properties as of December 31, 2016 (including assets held for sale) were valued at $389.1 million, as compared to $240.0 million as of December 31, 2015.

•
The Company’s total debt was $315.0 million (including debt associated with assets held for sale) at December 31, 2016, compared to $191.3 million at December 31, 2015. Wheeler’s weighted-average interest rate and term of its debt (including debt associated with assets held for sale) was 4.34% and 7.23 years, respectively, at December 31, 2016, compared to 4.71% and 7.60 years, respectively, at December 31, 2015.

•
During the year, the Company entered into an $11.0 million note receivable for the partial funding of Sea Turtle Development and a $1.0 million note receivable in consideration for the sale of 10.39 acres of land owned by the Company. The notes are collateralized by a 2nd deed of trust on the property and accrue interest at 12% annually. The Company earns 8% cash interest, with 4% accruing until maturity of the loan.

One-for-Eight Reverse Stock Split

•
The Company's Board of Directors has approved a reverse stock split of Wheeler's outstanding shares of Common Stock at a ratio of one-for-eight. The reverse stock split is scheduled to take effect at about 5:00 p.m. Eastern Time on March 31, 2017 (the “Effective Time”). At the Effective Time, every eight issued and outstanding shares of Common Stock of the Company will be converted into one share of Common Stock of the Company. In addition, at the Effective Time, the number of authorized shares of Common Stock will also be reduced on a one-for-eight basis. The par value of each share of Common Stock will remain unchanged. Trading in Wheeler's Common Stock on a split adjusted basis is expected to begin at the market open on April 3, 2017. Wheeler's Common Stock will continue trading on the NASDAQ under the symbol “WHLR” but will be assigned a new CUSIP number.

•
As a result of the reverse stock split, the number of outstanding shares of Wheeler’s Common Stock will be reduced from approximately 68,030,549 to approximately 8,503,819. Concurrently, the authorized number of shares of Common Stock will be reduced from 150,000,000 to 18,750,000. No fractional shares will be issued in connection with the reverse stock split. Instead, Computershare, Wheeler’s transfer agent will aggregate all fractional shares that otherwise would have been issued as a result of the reverse stock split and those shares will be sold into the market. Shareholders who would otherwise hold a fractional share of Wheeler’s Common Stock will receive a cash payment from the net proceeds of the sale in lieu of such fractional share. In addition, the reverse stock split will effect a reduction in the number of shares of Common Stock issuable upon the exercise or conversion, as applicable, of the Company’s warrants, Series B Convertible Preferred Stock (“Series B Preferred Stock”), Series D Preferred Stock and convertible debt outstanding immediately prior to the effectiveness of the reverse stock split, with corresponding increases in the exercise and conversion prices, as applicable, of such warrants, Series B Preferred Stock, Series D Preferred Stock and convertible debt.

•
The reverse stock split will apply to all of Wheeler’s authorized and outstanding shares of Common Stock as of the Effective Time. Stockholders of record will be receiving information from Computershare, regarding their stock ownership following the reverse stock split and cash in lieu of fractional share payments, if applicable. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action in connection with the reverse stock split. The reverse stock split will also apply to the Operating Partnership Units, and all outstanding and authorized Operating Partnership Units will be reduced on the same one-for-eight basis as the Common Stock. No fractional Operating Partnership Units will be issued as a result of the reverse stock split and Operating Partnership Unit holders will receive cash in lieu for their fractional Operating Partnership Units, at the same rate as Common Stock holders receive for fractional shares of Common Stock.

Dividend Distribution

•	For the three months ended December 31, 2016, the Company declared approximately $3.9 million in dividend payments for Common Stock shareholders and holders of OP units.

•	For the three months ended December 31, 2016, the Company declared approximately $2.3 million in dividends to the Series A, Series B and Series D Preferred Stock shareholders.

•	For the year ended December 31, 2016, the Company declared approximately $15.3 million in dividend payments for Common Stock shareholders and holders of OP units.

•	For the year ended December 31, 2016, the Company declared approximately $4.3 million in dividends to the Series A, Series B and Series D Preferred Stock shareholders.

Dividend Payout Schedule Amended

•
Effective April 1, 2017 the Company’s Board of Directors has approved a change in the Company’s Common Stock dividend payment schedule such that future dividends will be paid quarterly commencing in July 2017 to shareholders of record on June 30, 2017. Giving effect to the reverse stock split, the distribution rate will be multiplied by 8, or $0.42 per share on a quarterly basis. Expected record and payment dates for the next four quarters are set out in the table below:

Record date        Payable date            Amount
June 30, 2017        July 15, 2017            $0.42
September 29, 2017    October 15, 2017            $0.42
December 29, 2017    January 15, 2018            $0.42
March 30, 2018        April 15, 2018            $0.42

2017 Outlook and Guidance
Management will discuss its outlook for 2017 and establish Full-Year and First Quarter Core FFO and AFFO per split-adjusted share guidance on the earnings call (February 28, 2017) at 10:00 AM ET.

Conference Call Dial-in and Webcast Information:
The dial-in numbers are:
Live Participant Dial-In (Toll-Free):  877-407-3101

Live Participant Dial-In (International):  201-493-6789

The conference call will also be webcast. To listen to the call, please go to the Investor Relations section of Wheeler’s website at www.whlr.us, or click on the following link: http://whlr.equisolvewebcast.com/q4-2016.

Supplemental Information
Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the year ended December 31, 2016, including a supplemental presentation, are available through the Company’s website by visiting www.whlr.us.

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

Financial Information
A copy of Wheeler’s Annual Report on Form 10-K, which includes the Company’s consolidated financial statements and management’s discussion & analysis of financial condition and results of operations, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA to be important supplemental measures of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO and Pro Forma AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also believes that Property NOI, EBITDA and Adjusted EBITDA represent important supplemental measures for securities analysts, investors and other interested parties, as they are often used in calculating net asset value, leverage and other financial metrics used by these parties in the evaluation of REITs.

Forward-Looking Statement
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When
the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding: (i) the future generation of financial returns from the acquisition of ‘necessity based’ retail focused properties; (ii) the Company’s ability to complete future acquisitions of properties; (iii) the Company's expectation to maintain and/or increase its historical occupancy rates; (iv) the
Company’s expectation that tenants will renew leases at amounts and terms comparable to existing lease agreements; (v) the
Company's ability to maintain and/or increase rent spreads; (vi) the Company's anticipated ability to effectuate the reverse stock split; (vii) the anticipated implementation of the Company’s acquisition strategy; and (viii) the anticipated ability to produce returns and growth for the Company and its shareholders are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In addition, this press release states that the Company’s quarterly dividend rate on the Company’s common stock is $0.42 per share.  A possible implication of this statement is that the Company will continuously pay quarterly dividends on the Company’s common stock of $0.42 per share, or $1.68 per share per year in the future.  The Company’s dividend rates are set and may be reset from time to time by its Board of Directors.  The Company’s Board of Directors will consider many factors when setting dividend rates, including the Company’s historical and projected income, normalized funds from operations, the then current and expected needs and availability of cash to pay the Company’s obligations, distributions which may be required to be paid to maintain the Company’s tax status as a real estate investment trust and other factors deemed relevant by the Board of Directors in its discretion.  Accordingly, future dividend rates may be increased or decreased and there is no assurance as to the rate at which future dividends will be paid.  For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release.
Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:

Wheeler Real Estate Investment Trust, Inc.

Wilkes Graham
Chief Financial Officer
(757) 627-9088 / wilkes@whlr.us

Laura Nguyen
Director of Investor Relations
(757) 627-9088 / lnguyen@whlr.us

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015

REVENUE:
Rental revenues	$9,377,123	$6,810,000	$33,164,924	$20,553,870
Asset management fees	231,517	123,173	854,857	588,990
Commissions	130,420	54,692	963,936	361,984
Tenant reimbursement and other income	2,288,773	2,245,735	9,176,691	6,110,614
Total Revenue	12,027,833	9,233,600	44,160,408	27,615,458
OPERATING EXPENSES:
Property operations	3,399,475	2,832,261	11,898,190	8,351,456
Non-REIT management and leasing services	215,488	175,647	1,567,128	1,174,833
Depreciation and amortization	5,330,609	5,160,298	20,636,940	16,882,462
Provision for credit losses	228,614	28,713	424,925	243,029
Corporate general & administrative	3,633,901	2,800,761	9,924,361	13,415,961
Total Operating Expenses	12,808,087	10,997,680	44,451,544	40,067,741
Operating Loss	(780,254)	(1,764,080)	(291,136)	(12,452,283)
Interest income	390,559	5,009	691,937	118,747
Interest expense	(3,554,669)	(2,593,300)	(13,356,111)	(9,043,761)
Net Loss from Continuing Operations Before Income Taxes	(3,944,364)	(4,352,371)	(12,955,310)	(21,377,297)
Income tax expense	(107,464)	—	(107,464)	—
Net Loss from Continuing Operations	(4,051,828)	(4,352,371)	(13,062,774)	(21,377,297)
Discontinued Operations
Income from discontinued operations	20,996	151,698	136,459	499,781
Gain on disposal of properties	(535)	2,104,114	688,289	2,104,114
Net Income from Discontinued Operations	20,461	2,255,812	824,748	2,603,895
Net Loss	(4,031,367)	(2,096,559)	(12,238,026)	(18,773,402)
Less: Net income (loss) attributable to noncontrolling interests	(267,777)	78,571	(1,035,456)	(1,252,723)
Net Loss Attributable to Wheeler REIT	(3,763,590)	(2,175,130)	(11,202,570)	(17,520,679)
Preferred stock dividends	(2,449,759)	(511,300)	(4,713,169)	(13,627,532)
Deemed dividend related to beneficial conversion feature of preferred stock	—	—	—	(72,644,506)
Net Loss Attributable to Wheeler REIT Common Shareholders	$(6,213,349)	$(2,686,430)	$(15,915,739)	$(103,792,717)

Loss per share from continuing operations (Basic and Diluted)	$(0.09)	$(0.07)	$(0.25)	$(2.73)
Income per share from discontinued operations	0.00	0.03	0.01	0.06
	$(0.09)	$(0.04)	$(0.24)	$(2.67)

Weighted-average number of shares:
Basic and Diluted	67,981,896	66,189,261	67,362,991	38,940,463

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31,
	2016	2015
ASSETS:
Investment properties, net	$388,880,290	$238,764,631
Cash and cash equivalents	4,863,372	10,477,576
Restricted cash	9,652,178	7,592,984
Rents and other tenant receivables, net	3,983,949	2,970,380
Related party receivable	1,456,131	482,320
Notes receivable	12,000,000	—
Goodwill	5,485,823	5,485,823
Assets held for sale	365,880	1,692,473
Above market lease intangibles, net	12,962,169	6,517,529
Deferred costs and other assets, net	49,396,543	35,259,526

Total Assets	$489,046,335	$309,243,242

LIABILITIES:
Loans payable, net	$305,972,679	$184,629,082
Liabilities associated with assets held for sale	1,350,000	1,992,318
Below market lease intangible, net	12,680,405	7,721,335
Accounts payable, accrued expenses and other liabilities	11,320,614	7,533,769
Total Liabilities	331,323,698	201,876,504

Commitments and contingencies	—	—
Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 and 0 shares authorized, 2,237,000 and 0 shares issued and outstanding, respectively; $55.93 million aggregate liquidation preference)	52,530,051	—

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	452,971	452,971
Series B Convertible Preferred Stock (no par value, 5,000,000 and 3,000,000 shares authorized, 1,871,244 and 729,119 shares issued and outstanding, respectively; $46.78 million and $18.23 million aggregate liquidation preference, respectively)	40,732,621	17,085,147
Common Stock ($0.01 par value, 150,000,000 and 150,000,000 shares authorized, 68,030,549 and 66,259,673 shares issued and outstanding, respectively)	680,305	662,596
Additional paid-in capital	223,344,937	220,370,984
Accumulated deficit	(170,377,414)	(140,306,846)
Total Shareholders' Equity	94,833,420	98,264,852

Noncontrolling interests	10,359,166	9,101,886

Total Equity	105,192,586	107,366,738

Total Liabilities and Equity	$489,046,335	$309,243,242

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)

Years Ended December 31,
	Same Stores		New Stores		Total		Year Over Year Changes
	2016	2015	2016	2015	2016	2015	$	%
Net loss	$(10,449,484)	$(13,921,009)	$(1,788,542)	$(4,852,393)	$(12,238,026)	$(18,773,402)	$6,535,376	34.81%
Depreciation of real estate assets from continuing operations	7,068,209	9,548,148	13,568,731	7,334,314	20,636,940	16,882,462	3,754,478	22.24%
Depreciation of real estate assets from discontinued operations	—	510,818	—	69,073	—	579,891	(579,891)	(100.00)%
Depreciation of real estate assets	7,068,209	10,058,966	13,568,731	7,403,387	20,636,940	17,462,353	3,174,587	18.18%

Gain on sale of discontinued operations	(688,289)	(2,104,114)	—	—	(688,289)	(2,104,114)	1,415,825	67.29%
FFO	$(4,069,564)	$(5,966,157)	$11,780,189	$2,550,994	$7,710,625	$(3,415,163)	$11,125,788	325.78%

Three Months Ended December 31,
	Same Stores		New Stores		Total		Year Over Year Changes
	2016	2015	2016	2015	2016	2015	$	%
Net loss	$(3,675,960)	$(905,502)	$(355,407)	$(1,191,057)	$(4,031,367)	$(2,096,559)	$(1,934,808)	(92.28)%
Depreciation of real estate assets from continuing operations	1,614,715	2,129,878	3,715,894	3,030,420	5,330,609	5,160,298	170,311	3.30%
Depreciation of real estate assets from discontinued operations	—	—	—	—	—	—	—	—%
Depreciation of real estate assets	1,614,715	2,129,878	3,715,894	3,030,420	5,330,609	5,160,298	170,311	3.30%

Gain on sale of discontinued operations	535	(2,104,114)	—	—	535	(2,104,114)	2,104,649	100.03%
FFO	$(2,060,710)	$(879,738)	$3,360,487	$1,839,363	$1,299,777	$959,625	$340,152	35.45%

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Adjusted Funds From Operations (AFFO)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015 (3)	2016	2015 (3)
Net loss	$(4,031,367)	$(2,096,559)	$(12,238,026)	$(18,773,402)
Depreciation of real estate assets from continuing operations	5,330,609	5,160,297	20,636,940	16,882,462
Depreciation of real estate assets from discontinued operations	—	—	—	579,891
Depreciation of real estate assets	5,330,609	5,160,297	20,636,940	17,462,353
Loss (gain) on sale of discontinued operations	535	(2,104,114)	(688,289)	(2,104,114)
Total FFO	1,299,777	959,624	7,710,625	(3,415,163)
Preferred stock dividends	(2,449,759)	(511,300)	(4,713,169)	(13,627,532)
Preferred stock accretion adjustments	161,178	88,525	416,598	8,925,221
FFO available to common shareholders and common unitholders	(988,804)	536,849	3,414,054	(8,117,474)
Acquisition costs	1,114,440	703,659	2,028,742	3,871,037
Capital related costs	203,015	207,584	513,562	2,655,474
Other non-recurring and non-cash expenses (1)	157,361	203,944	663,618	770,757
Share-based compensation	872,660	191,000	1,454,410	547,000
Straight-line rent	(162,822)	(68,843)	(385,965)	(270,873)
Loan cost amortization	661,235	252,190	2,125,582	1,300,901
Above (below) market lease amortization	(39,838)	53,678	29,371	616,665
Perimeter legal accrual	—	5,478	—	133,282
Accrued interest income	(120,987)	—	(415,025)	—
Recurring capital expenditures and tenant improvement reserves	(245,326)	(221,400)	(759,900)	(658,500)
AFFO	$1,450,934	$1,864,139	$8,668,449	$848,269

Weighted Average Common Shares	67,981,896	66,189,261	67,362,991	38,940,463
Weighted Average Common Units	5,946,188	4,058,398	5,513,296	3,863,339
Total Common Shares and Units	73,928,084	70,247,659	72,876,287	42,803,802
FFO per Common Share and Common Units	$(0.01)	$0.01	$0.05	$(0.19)
AFFO per Common Share and Common Units	$0.02	$0.03	$0.12	$0.02
Pro forma AFFO per Common Share and Common Units (2)	$0.05		$0.21

(1)    Annual other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our December 2016 Annual Report on Form 10-K.
(2)    Pro forma AFFO assumes the following transactions had occurred on January 1, 2016: (i) the A-C Portfolio, Sangaree Plaza, Tri-County Plaza, Berkley Shopping Center, Riverbridge Shopping Center, Laburnum Square, Franklin Village, Village at Martinsville, New Market Crossing, and Rivergate Shopping Center acquisitions; the sales of Starbucks/Verizon; and the Series B and D Preferred Stock capital raises.  Adjustments also include $46 thousand bad debt expense for six months for Career Point and otherwise a 0.5% bad debt reserve based on NOI, $60 thousand a month in development fees, 15% pre-tax profit on non-reit business, and adjustments for seasonal expenses.  Additionally, we excluded all non-recurring expenses detailed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our December 2016 Annual Report on Form 10-K, and any additional Common Stock and common units issued during the year ended December 31, 2016 were outstanding for the entire period. The Pro forma AFFO is being presented solely for purposes of illustrating the potential impact of these transactions as if they occurred on January 1, 2016, based on information currently available to management, and is not necessarily indicative of what actual results would have been had the transactions referred to above occurred on January 1, 2016.
(3)    We did not provide Pro Forma AFFO per common share and common unit for 2015 as we consider it not meaningful to the 2016 presentation.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Property Revenues	$11,590,957	$9,055,735	$42,097,531	$26,664,484
Property Expenses	3,399,475	2,832,261	11,898,190	8,351,456
Property Net Operating Income	8,191,482	6,223,474	30,199,341	18,313,028
Asset Management and Commission Revenue	361,937	177,865	1,818,793	950,974
Other Non-property Income	74,939	—	244,084	—
Other Income	436,876	177,865	2,062,877	950,974
Non-REIT management and leasing services	215,488	175,647	1,567,128	1,174,833
Depreciation and amortization	5,330,609	5,160,298	20,636,940	16,882,462
Provision for credit losses	228,614	28,713	424,925	243,029
Corporate general & administrative	3,633,901	2,800,761	9,924,361	13,415,961
Total Other Operating Expenses	9,408,612	8,165,419	32,553,354	31,716,285
Interest income	390,559	5,009	691,937	118,747
Interest expense	(3,554,669)	(2,593,300)	(13,356,111)	(9,043,761)
Net Loss from Continuing Operations Before Income Taxes	(3,944,364)	(4,352,371)	(12,955,310)	(21,377,297)
Income tax expense	(107,464)	—	(107,464)	—
Net Loss from Continuing Operations	(4,051,828)	(4,352,371)	(13,062,774)	(21,377,297)
Discontinued Operations
Income from discontinued operations	20,996	151,698	136,459	499,781
Gain (loss) on disposal of properties	(535)	2,104,114	688,289	2,104,114
Net Income from Discontinued Operations	20,461	2,255,812	824,748	2,603,895
Net Loss	$(4,031,367)	$(2,096,559)	$(12,238,026)	$(18,773,402)

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Net Loss	$(4,031,367)	$(2,096,559)	$(12,238,026)	$(18,773,402)
Add back: Depreciation and amortization (1)	5,290,771	5,213,975	20,666,311	18,079,018
Interest Expense (2)	3,568,053	2,618,384	13,425,458	9,758,842
Income taxes	107,464	—	107,464	—
EBITDA	4,934,921	5,735,800	21,961,207	9,064,458
Adjustments for items affecting comparability:
Acquisition costs	1,114,440	703,659	2,028,742	3,871,037
Capital related costs	203,015	207,584	513,562	2,655,474
Other non-recurring expenses (3)	157,361	203,944	663,618	770,757
Gain on disposal of properties	535	(2,104,114)	(688,289)	(2,104,114)
Adjusted EBITDA	$6,410,272	$4,746,873	$24,478,840	$14,257,612
(1)    Includes above (below) market lease amortization and amounts associated with assets held for sale.
(2)    Includes loan cost amortization and amounts associated with assets held for sale.
(3)    Annual other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our December 2016 Annual Report on Form 10-K.